UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01             Regulation FD Disclosure.

On January 10, 2011, WellCare Health Plans, Inc. (“WellCare” or the “Company”) issued a press release announcing a presentation on January 12, 2011 by Alec Cunningham, WellCare’s chief executive officer, as part of the 29th Annual J.P. Morgan Healthcare Conference.  At the Conference, the Company plans to disclose the following information:

•
Effective January 1, 2011, the Company’s membership in its Medicare Advantage Plans is expected to increase by between 2,000 and 3,000 members from the Company’s membership in these plans as of December 31, 2010.

•
Effective January 1, 2011, the Company’s membership in its Medicare Prescription Drug Plans (“PDPs”) is expected to increase by between 150,000 and 160,000 members from the Company’s membership in these plans as of December 31, 2010.

The slides that will accompany WellCare’s presentation will be available as part of the live webcast of the presentation.  The slides will also be available in the Investor Relations section of the Company’s website at www.wellcare.com following the presentation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated January 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
January 10, 2011	/s/ Timothy S. Susanin Timothy S. Susanin Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 10, 2011.